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Exhibit 10.16

THIRD AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") dated as of December 14, 2007, to the Second Amended and Restated Credit Agreement dated as of May 4, 2007 (as amended, the "Credit Agreement;" capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement) is entered into by and among (i) KKR FINANCIAL HOLDINGS LLC, a Delaware limited liability company ("KKR Financial"), KKR FINANCIAL CORP., a Maryland corporation ("KKR Financial Corp."), KKR TRS HOLDINGS, INC., a Delaware corporation ("KKR TRS"), KKR TRS HOLDINGS, LTD., a Cayman Islands company ("KKR TRS LTD"), KKR FINANCIAL HOLDINGS II, LLC, a Delaware limited liability company ("KKR Holdings II), KKR FINANCIAL HOLDINGS III, LLC, a Delaware limited liability company ("KKR Holdings III"), KKR FINANCIAL HOLDINGS, INC., a Delaware corporation ("KKR Holdings"), AND KKR FINANCIAL HOLDINGS, LTD., a Cayman Islands company ("KKR Holdings LTD", and collectively with KKR Financial, KKR Financial Corp., KKR TRS, KKR TRS LTD, KKR Holdings II, KKR Holdings III and KKR Holdings, the "Borrowers" and each, individually, a "Borrower"), (ii) each lender party hereto (collectively, the "Lenders" and individually, a "Lender") and (iii) BANK OF AMERICA, N.A., as Administrative Agent ("Administrative Agent") and Swingline Lender.

        WHEREAS, the Borrowers have requested that the Required Lenders agree to amend certain provisions of the Credit Agreement in the manner set forth herein;

        WHEREAS, the Lenders signatory to this Agreement are agreeable to such amendments on the terms and subject to the conditions set forth herein; and

        WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the consent of the Required Lenders is required to effect the amendments set forth herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

        Section 1.    Amendments to Credit Agreement.    As of the Effective Date (as defined below), on the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions of this Agreement (including satisfaction of the conditions set forth in Section 2) the Required Lenders hereby amend the Credit Agreement as follows:

          1.1   Section 1.01 of the Credit Agreement shall be hereby amended such that the following definitions shall be added to such Section:

      "Adjusted Net Income from Continuing Operations" means, as of any date of determination, Net Income from Continuing Operations plus any net income (or loss) related to the Retained MBS Portfolio that is included in Net Income from Discontinued Operations.

      "Adjusted Consolidated Tangible Net Worth" means, as of any date of determination, actual Consolidated Tangible Net Worth less Net Worth of VIE Interest Adjustments, less any net worth adjustments attributable to KKR Atlantic and KKR Pacific after September 30, 2007.

      "Adjusted Total Liabilities" means, as of any date of determination, Consolidated Total Liabilities less: (i) Non-Company VIE Liabilities, (ii) Atlantic and Pacific Adjustments and (iii) Trust Preferred Indebtedness (as of such date of determination, but in no event greater than $440,000,000). For the avoidance of doubt, any Indebtedness secured by the Retained MBS Portfolio shall be included in the definition of Adjusted Total Liabilities.

      "Atlantic and Pacific Adjustments" means, as of any date of determination, the liabilities of KKR Financial Corp. and its subsidiaries attributable to KKR Atlantic and KKR Pacific.

      "Eligible MBS Portfolio" means, as of any date of determination, the securities within the Retained MBS Portfolio, that are also listed on Schedule II hereto (as Schedule II may be modified or deemed modified as described in the rest of this definition). The Borrowers may from time to time request the Administrative Agent to approve the addition to the Eligible MBS Portfolio of one or more securities then within the Retained MBS Portfolio. To the extent the Administrative Agent in its sole discretion approves such request in writing, following such approval Schedule II shall be deemed modified to include such additional approved securities from the Retained MBS Portfolio as part of the Eligible MBS Portfolio.

      "First Lien Bank Loan" means Bank Loans secured by a first priority security interest in and lien on substantially all of the material obligors' assets.

      "KKR Atlantic" means KKR Atlantic Funding Trust.

      "KKR Pacific" means KKR Pacific Funding Trust.

      "Net Income from Continuing Operations" means for any period, for KKR Financial and its Subsidiaries on a consolidated basis, the Consolidated Net Income less Net Income from Discontinued Operations.

      "Net Income from Discontinued Operations" means for any period, for KKR Financial and its Subsidiaries on a consolidated basis, the net income from discontinued operations (classified as "Discontinued" in the report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2007 for the quarterly period ending September 30, 2007) of KKR Financial and its Subsidiaries for that period in accordance with GAAP.

      "Net Worth of VIE Interest Adjustments" means, as of any date of determination from and after June 30, 2007, the variable interest entity other comprehensive income adjustments required by the application of FAS 115 that are attributable to the other owners of a variable interest entity other than the Borrowers and their consolidated Subsidiaries.

      "Non-Company VIE Liabilities" means, as of any date of determination after September 30, 2007, the sum of (i) the liabilities arising out of the Disposition by KKR Financial Corp. of all of its residential real estate assets as contemplated by Section 7.05(b) that are nonrecourse to the Borrowers and are recorded by KKR Financial based on the required application of FAS 140 and FIN-46(R), and (ii) the liabilities of the Borrowers to the other owners of a variable interest entity arising out of the required application of FAS 140 or FIN-46(R) and the percentage of the nonrecourse liabilities attributable to the other owners of such variable interest entity.

      "Retained MBS Portfolio" means, as of any date of determination, the securities owned by the Borrowers and their Subsidiaries and listed on Schedule I hereto (as Schedule I may be modified or deemed modified as described in the rest of this definition). If a security is acquired by a Borrower from KKR Atlantic or KKR Pacific with the consent of the Administrative Agent in accordance with Section 7.15 of this Agreement, upon such acquisition Schedule I shall be deemed modified to include such acquired security as part of the Retained MBS Portfolio.

      "Second Lien Bank Loan" means Bank Loans secured by a second priority security interest in and lien on substantially all of the material obligors' assets.

      "SLN Repurchase Agreements" means each of (i) the Amended & Restated Master Repurchase Agreement, including the Amended & Restated Annex I attached thereto, each dated as of October 15, 2007, between KKR Atlantic, as buyer, and KKR Atlantic Funding Depositor Corporation, as seller, (ii) the Amended & Restated Master Repurchase Agreement, including the Amended & Restated Annex I attached thereto, each dated as of October 15, 2007, between KKR Atlantic, as buyer, and KKR Financial Corp., as seller, (iii) the Amended & Restated Master Repurchase Agreement, including the Amended & Restated Annex I attached thereto, each dated as of October 15, 2007, between KKR Pacific, as buyer, and KKR Pacific Funding Depositor Corporation, as seller, and (iv) the Amended & Restated Master Repurchase Agreement, including the Amended & Restated Annex I attached thereto, each dated as of October 15, 2007, between KKR Pacific, as buyer, and KKR Financial Corp., as seller.

        1.2    Facility Size.    The definition of "Aggregate Commitment Amount" set forth in Section 1.01 of the Credit Agreement shall be hereby amended by deleting such definition in its entirety and replacing it with the following:

      "Aggregate Commitment Amount" means the aggregate principal amount of the Aggregate Commitments from time to time. On the date hereof, the Aggregate Commitment Amount equals $500,000,000.

        1.3    Applicable Rate.    The definition of "Applicable Rate" set forth in Section 1.01 of the Credit Agreement shall be hereby amended by deleting such definition in its entirety and replacing it with the following:

      "Applicable Rate" means a per annum rate equal to:

              (a)   with respect to Tranche A Loans, 0.825%

              (b)   with respect to Tranche B Loans, 1.075%; and

              (c)   with respect to the Facility Fee, 0.175%.

        1.4    Applicable Sublimit.    The definition of "Applicable Sublimit" set forth in Section 1.01 of the Credit Agreement shall be hereby amended by deleting such definition in its entirety and replacing it with the following:

      "Applicable Sublimit" means the exclusion from the Tranche B Borrowing Base of any amount (without duplication) attributable to any Eligible Specified Financial Asset to the extent that the Net Value Amount included in the Tranche B Borrowing Base would exceed the amount shown in the chart below for the applicable Eligible Specified Financial Asset:

Eligible Specified Financial Asset		Sublimits
Rule 144A private placed Debt Securities with registration rights only
a.	NAIC 1 / AAA thru A-	Unlimited(1)
b.	NAIC 2 / BBB+ thru BBB-	Unlimited(1)
c.	NAIC 3 / BB+ thru BB and NAIC 4 / BB- thru B-	$100 million
Second Lien Bank Loans, Bridge Loans and Mezzanine Loans		$125 million
MBS in the Eligible MBS Portfolio (not constituting Mortgage-backed Debt Securities Interest Only Strips) with a weighted average life of less than five years rated A- through BB-		$75 million
CLO Tranches rated BB+/Ba1 or lower (including non-rated) on transactions managed by KKR Financial LLC or an Affiliate thereof		$100 million

144A Private Placed Debt Securities with registration rights only rated BB+ to B- plus MBS in the Eligible MBS Portfolio (not constituting Mortgage-backed Debt Securities Interest Only Strips) with a weighted average life of less than five years rated A- to BB- plus CLO Tranches rated BB+ / Ba1 or lower (including non rated) on transactions managed by KKR Financial LLC or an Affiliate thereof		$175 million
Investments Denominated in Foreign Currency (Euros, Pounds, or Yen)		$60 million
CLO Tranches(2)
a.	AAA thru AA-	$125 million
b.	A+ thru BBB	$65 million
c.	BBB-	$15 million
Mortgage-backed Debt Securities Interest Only Strips in the Eligible MBS Portfolio		$30 million
a.	Federal National Mortgage Association Fannie Mae ("FNMA") Interest Only Strips
b.	Non Agency Interest Only Strips
CCC+ thru CCC- rated Eligible Specified Financial Assets
a.	Rule 144A private placed Debt Securities with registration rights only NAIC 5 / CCC+ thru CCC-	$60 million; however when combined with other CCC-rated Eligible Specified Financial Assets not to exceed $100 million in aggregate.
b.	Other Debt Securities, excl. MBS, rated CCC+/Caa1 thru CCC-/Caa3	$60 million; however when combined with other CCC-rated Eligible Specified Financial Assets not to exceed $100 million in aggregate.

c.	Senior Unsecured Bank Loans CCC+ thru CCC-	$60 million; however when combined with other CCC-rated Eligible Specified Financial Assets not to exceed $100 million in aggregate.

(*)
References to credit ratings are to the Debt Rating.

(1)
Subject to there not being any restrictions on Bank of America's ability as Administrative Agent to sell any securities financed in the Senior Credit Facility. A sublimit of 15% of the Aggregate Commitment Amount will apply to 144A privately placed debt transactions that are less than $100 million in size and in which the Borrowers, in the aggregate, own more than 33% of the total issuance.

(2)
Amounts attributable to CLO Tranches rated BBB or better shall be excluded from the Tranche B Borrowing Base to the extent that any such Eligible Specified Financial Assets have been included in such Borrowing Base for more than 180 consecutive days, provided, that if the Borrowers remove such Eligible Specified Financial Assets as collateral prior to the elapsing of such 180 consecutive days, such assets may not thereafter be included as part of such Borrowing Base.

        1.5    CLO/CBO/CDO Tranches.    The definition of "CLO/CBO/CDO Tranches" set forth in Section 1.01 of the Credit Agreement shall be hereby amended by deleting such definition in its entirety and replacing it with the following:

      "CLO Tranches" means collateralized loan obligation tranches of collateralized loan obligation transactions managed by KKR Financial LLC or an Affiliate thereof.

        1.6    References to CLO/CBO/CDO Tranches.    Each reference in the Credit Agreement to the term "CLO/CBO/CDO Tranches" shall be deleted and replaced with the term "CLO Tranches."

        1.7    Concentration Limit.    The definition of "Concentration Limit" set forth in Section 1.01 of the Credit Agreement shall be hereby amended by deleting such definition in its entirety and replacing it with the following:

      "Concentration Limit" means, (i) with respect to any single Eligible Specified Financial Asset (other than CLO Tranches rated BB+/Ba1 or lower (including non-rated CLO Tranches)), the exclusion from the Tranche B Borrowing Base of an amount attributable to such Eligible Specified Financial Asset, to the extent that (a) the amount included in such Borrowing Base would exceed the applicable maximum Net Value Amount for each category as specified in the chart below and (b) the number of investments in any single Eligible Specified Financial Asset exceeds the maximum number of investments for each category as specified in the chart below, (ii) with respect to any Single Obligor of one or more Eligible Specified Financial Assets (other than CLO Tranches rated BB+/Ba1 or lower (including non-rated CLO Tranches)), the exclusion from the Tranche B Borrowing Base of an amount attributable to such Single Obligor, to the extent that (a) the amount included in the Borrowing Base would exceed the applicable maximum Net Value Amount for each category as specified in the chart below and (b) the number of investments attributable to any Single Obligor exceeds the maximum number of investments for each category as specified in the chart below, (iii) with respect to any First Lien Bank Loans, Second Lien Bank Loans, Mezzanine Obligations, Bridge Loans and Mortgage-backed Debt Securities Interest Only Strips in the Eligible MBS Portfolio, to the extent there is no Debt Rating (each, an "Unrated Asset"), considered individually, the exclusion from the Tranche B Borrowing Base of an amount attributable to such Eligible Specified Financial Asset, to the extent that (a) the amount included in the Borrowing Base would exceed the applicable maximum Net Value Amount for each category as specified in the chart below and (b) the number of investments attributable to any unrated Eligible Specified Financial Asset exceeds the maximum number of investments for each category as specified in the chart below.

Limits on Single Obligor/Single Asset/Unrated Asset Investments
Category of Investments based on Net Value Amount ($Millions)*	Maximum Number of Investments Allowed*	Maximum Net Value Amount per Single Obligor/Asset ($Millions)
> $50 but up to $75	1	75
> $25 but up to $50	3	50
< or = $25	Up to Aggregate Commitment Amount	N/A

*
If there are no Single Obligor, single Eligible Specified Financial Asset or Unrated Asset investments in any particular category specified in the left hand column of the chart (the "Unutilized Category of Investments"), then the Tranche B Borrowing Base may include an increased number of Single Obligor, single Eligible Specified Financial Asset or Unrated Asset investments in a category specifying lower Net Value Amounts so long as the aggregate Net Value of such investments does not exceed the Maximum Net Value Amount per Single Obligor, single Eligible Specified Financial Asset or Unrated Asset investment specified in the right hand column of the chart for such Unutilized Category of Investments; provided, however, that the Tranche B Borrowing Base shall not, at any time, include amounts attributable to more than four (4) Single Obligor, single Eligible Specified Financial Asset or Unrated Asset investments the Net Value Amount of which, individually, exceeds $25.0 million.

        1.8    Participation Interest.    The definition of "Participation Interest" set forth in Section 1.01 of the Credit Agreement shall be hereby amended by deleting such definition in its entirety and replacing it with the following:

      "Participation Interest" means any participating interest in any Specified Financial Asset which is a collateralized loan obligation, First Lien Bank Loan, Second Lien Bank Loan, Mezzanine Obligation or Bridge Loan where the record holder of such interest is a Financing SPE or a financial institution which has a Debt Rating equal to A+ by S&P, or its equivalent from another rating agency, or higher.

        1.9    Specified Percentage.    The definition of "Specified Percentage" set forth in Section 1.01 of the Credit Agreement shall be hereby amended by deleting such definition in its entirety and replacing it with the following:

      "Specified Percentage" means, in relation to any Eligible Specified Financial Assets, the percentage set forth in the table below opposite such Eligible Specified Financial Asset:

TRANCHE A
Eligible Specified Financial Asset(*)	Specified Percentage
Cash	100%
Certificates of deposit	95%
Commercial paper (Limited to A1/P1 or higher)	95%
United States obligations consisting of interest rate strips or zero coupon obligations	90%
Other United States obligations maturing in 10 or more and up to 30 years	95%
Other United States obligations maturing in 2 or more but less than 10	97%
Other United States obligations maturing in less than 2 years	98%
MBS in the Eligible MBS Portfolio rated AAA and with a weighted average life of less than five years	85%
MBS in the Eligible MBS Portfolio rated AA+ to AA and with a weighted average life of less than five years	80%
MBS in the Eligible MBS Portfolio rated AA- to A and with a weighted average life of less than five years	75%

TRANCHE B
Eligible Specified Financial Asset(*)		Specified Percentage
Publicly traded investment grade Debt Securities
a.	BBB+ or higher	90%
b.	BBB thru BBB-	80%
Rule 144A private placed Debt Securities with registration rights only
a.	NAIC 1 / AAA thru A-	85%
b.	NAIC 2 / BBB+ thru BBB-	80%
c.	NAIC 3 / BB+ thru BB	70%
d.	NAIC 4 / BB- thru B-	55%
e.	NAIC 5 / CCC+ thru CCC-	40%
Other Debt Securities, excluding MBS in the Eligible MBS Portfolio, rated BB+/Ba1 through BB-/Ba3		70%
Other Debt Securities, excluding MBS in the Eligible MBS Portfolio, rated B+/B1 through B-/B3		60%
Other Debt Securities, excluding MBS in the Eligible MBS Portfolio, rated CCC+/Caa1 through CCC-/Caa3		40%
First Lien Bank Loans		75%
Second Lien Bank Loans		65%
Real estate related Mezzanine Obligations		60%
Mezzanine Obligations (other than real estate related Mezzanine Obligations)		50%
Bridge Loans		50%

MBS in the Eligible MBS Portfolio (not constituting Mortgage-backed Debt Securities Interest Only Strips) rated A- to BBB—and with a weighted average life of less than five years		50%
MBS in the Eligible MBS Portfolio (not constituting Mortgage-backed Debt Securities Interest Only Strips) rated BB+ to BB- and with a weighted average life of less than five years		40%
CLO Tranches rated BB+/Ba1 or lower (including non-rated)		35%
Investments Denominated in Foreign Currency (Euros, Pounds, or Yen)		Mimic rates on US currency denominated assets if micro hedged for FX risk and, if not, an additional decrease of 5%(1)
CLO Tranches
a.	AAA through AA-	75%
b.	A+ through BBB	60%
c.	BBB-	50%
Mortgage-backed Debt Securities Interest Only Strips in the Eligible MBS Portfolio
a.	FNMA Interest Only Strips	50%
b.	Non-Agency Interest Only Strips	40%
Senior Unsecured Bank Loans
a.	BBB- or higher	70%
b.	BB+ thru BB-	65%
c.	B+ thru B-	60%
d.	CCC+ thru CCC-	40%

*
References to credit ratings are to the Debt Rating.

(1)
Subject to confirmation of Administrative Agent's first lien on foreign exchange hedges.

        1.10    Swingline Sublimit.    The definition of "Swingline Sublimit" set forth in Section 1.01 of the Credit Agreement shall be hereby amended by deleting such definition in its entirety and replacing it with the following:

      "Swingline Sublimit" means, at any time, an amount equal to the lesser of (a) $46,875,000 and (b) the Aggregate Commitment Amount. The Swingline Sublimit is part of, and not in addition to, the Aggregate Commitment Amount.

        1.11    Tranche A Specified Financial Asset.    Subsection (b) of the definition of "Tranche A Specified Financial Asset" set forth in Section 1.01 of the Credit Agreement shall be hereby amended by deleting such subsection in its entirety and replacing it with the following:

  (b)
  commercial paper maturing in less than 90 days from the date of acquisition and rated A1/P1 or higher.

        1.12    Tranche B Specified Financial Asset.    Subsections (c) through (e) of the definition of "Tranche B Specified Financial Asset" set forth in Section 1.01 of the Credit Agreement shall be hereby amended by deleting such subsections in their entirety and replacing them with the following:

  (c)
  other Debt Securities (including, in the case of CLO Tranches, non-rated securities, whether or not related as debt for tax purposes), excluding mortgage-backed securities having the Debt Ratings indicated in the table for Specified Percentages;

  (d)
  First Lien Bank Loans;

  (e)
  Second Lien Bank Loans;

        1.13    Increase Effective Date.    The definition of "Increase Effective Date" set forth in Section 1.01 of the Credit Agreement shall be hereby deleted in its entirety.

        1.14    Increase in Commitments.    Section 2.13 of the Credit Agreement shall be hereby amended by deleting such Section in its entirety and replacing it with the following:

      "2.13    [RESERVED]"

        1.15    Financial Statements.    Section 6.01 of the Credit Agreement shall be hereby amended by (i) deleting "and" at the end of Subsection (a); (ii) replacing "." with "; and" at the end of Subsection (b) and (iii) adding the following after Subsection (b):

          "(c)     as soon as available, but in any event within 90 days after the fiscal year of KKR Financial or within 45 days after the end of each of the first three fiscal quarters of each fiscal year of KKR Financial, an agreed upon procedures report completed by KKR Financial's auditor, in the form to be agreed upon by the Borrower and the Administrative Agent, with respect to the calculation of certain terms and covenants of the Agreement initially defined in that certain Third Amendment to the Second Amended and Restated Credit Agreement."

        1.16    Consolidated Tangible Net Worth.    Section 7.09(a) of the Credit Agreement shall be hereby amended by deleting such Section in its entirety and replacing it with the following:

  "(a)
  Consolidated Tangible Net Worth.    Permit Adjusted Consolidated Tangible Net Worth, at any time, to be less than the sum of (i) the greater of (x) $1,437,000,000, or (y) an amount equal to 85% of the Adjusted Consolidated Tangible Net Worth as of September 30, 2007, plus (ii) 85% of the net proceeds received from the issuance and sale, at any time after September 30, 2007, of Equity Interests of KKR Financial or any Subsidiary (other than issuances to any Borrower or a wholly-owned Subsidiary), including upon any conversion of Debt Securities of KKR Financial into such Equity Interests."

        1.17    Leverage Ratio.    Section 7.09(b) of the Credit Agreement shall be hereby amended by deleting such Section in its entirety and replacing it with the following:

  "(b)
  Leverage Ratio.    Permit the ratio of Adjusted Total Liabilities to the sum of: (i) Adjusted Consolidated Tangible Net Worth and (ii) the Trust Preferred Indebtedness (as of the date of such calculation, but in no event greater than $440,000,000), to exceed 4.75 to 1.00."

        1.18    Positive Net Income.    Section 7.09(c) of the Credit Agreement shall be hereby amended by deleting such Section in its entirety and replacing it with the following:

  "(c)
  Positive Net Income.    Permit KKR Financial's Adjusted Net Income from Continuing Operations to be less than $1.00 for any fiscal quarter."

        1.19    Valuation Policies.    Section 7.14 shall be added to the Credit Agreement and shall state the following:

  "7.14    Valuation Policies.    Materially alter the policies contained in the KKR Financial LLC and Subsidiaries Valuation Policies and Procedures as in effect on the Effective Date, a copy of which were provided to the Administrative Agent on the Effective Date, without obtaining the prior written consent of the Administrative Agent if such alterations affect any of the Collateral or Eligible Specified Financial Assets, which, shall not be unreasonably withheld or delayed; provided that if the Administrative Agent has not responded within 10 Business Days after written request for a consent by the Borrowers, it shall be deemed to have consented."

        1.20    KKR Atlantic and KKR Pacific.    Section 7.15 shall be added to the Credit Agreement and shall state the following:

  "7.15    KKR Atlantic and KKR Pacific.    (i) Purchase an Equity Interest in, (ii) pay any Indebtedness of, (iii) transfer any assets (including without limitation, in connection with the acquisition of a mortgage-backed security, unless such acquisition has been consented to in writing by the Administrative Agent) to or (iv) provide any other financial support to, in each case, either KKR Atlantic or KKR Pacific, other than with respect to assets pledged to KKR Atlantic or KKR Pacific as of September 30, 2007 (it being understood, for the avoidance of doubt, that the repayment of Indebtedness of KKR Atlantic or KKR Pacific from the proceeds of their own assets is not restricted by this provision). Upon any such acquisition of a mortgage-backed security with the consent of the Administrative Agent, in accordance with the foregoing, the acquired security shall become a part of the Retained MBS Portfolio (as contemplated in the definition of that term)."

        1.21    Cross-Default.    Section 8.01(e) of the Credit Agreement shall be hereby amended by deleting such Section in its entirety and replacing it with the following:

  "(e)    Cross-Default.    (i) Any Borrower fails to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (other than with respect to KKR Atlantic or KKR Pacific or with respect to any SLN Repurchase Agreement), when and as the same shall become due and payable (with all applicable grace periods having expired), or (ii) any event or condition occurs that results in any Material Indebtedness (other than with respect to KKR Atlantic or KKR Pacific or with respect to any SLN Repurchase Agreement) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both, but after all applicable grace periods have expired) the holder or holders of any Material Indebtedness (other than with respect to KKR Atlantic or KKR Pacific or with respect to any SLN Repurchase Agreement) or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 8.01(e)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or"

        1.22    Commitments and Applicable Percentages.    Schedule 2.01 to the Credit Agreement shall be hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 2.01 attached hereto.

        1.23     The Credit Agreement shall be hereby amended to add Schedules I and II attached hereto as Schedules I and II, respectively, to the Credit Agreement.

        1.24     Exhibit D to the Credit Agreement (the form of Borrowing Base Report) shall be hereby amended by deleting such Exhibit in its entirety and replacing it with Exhibit D attached hereto.

        1.25     Exhibit E to the Credit Agreement (the form of Compliance Certificate) shall be hereby amended by deleting such Exhibit in its entirety and replacing it with Exhibit E attached hereto.

        Section 2.    Conditions Precedent.    This Agreement shall become effective on the date (the "Effective Date") upon which the following conditions have been satisfied in full or waived by the Administrative Agent in writing:

        2.1   The Administrative Agent shall have received counterparts of this Agreement duly executed by each Borrower, the Required Lenders and the Administrative Agent.

        2.2   All representations and warranties contained in this Agreement or otherwise made in writing to the Administrative Agent in connection herewith shall be true and correct.

        2.3   Other than the fees and other amounts due and owing in accordance with Section 4 hereof, the Borrowers shall have paid all outstanding interest and fees due and payable under the Credit Agreement and the other Loan Documents.

        2.4   The Borrowers shall have paid the amendment fee specified in Section 4 hereof, and shall have paid the expenses described in Section 4 hereof to the extent invoiced or otherwise specified in writing to the Borrowers at or prior to the time of the fee payment referred to above (but with any failure to so invoice or specify in writing not having any effect on the Borrowers' obligation to pay such expenses under Section 4 or the Credit Agreement, as applicable).

        2.5   The Administrative Agent shall have received from the Borrowers (i) a Borrowing Base Report, substantially in the form attached hereto as Exhibit D, dated as of the Effective Date and (ii) a Compliance Certificate, substantially in the form attached hereto as Exhibit E, demonstrating compliance, dated as of September 30, 2007.

        Section 3.    Effect of Amendment.

        3.1   Each Borrower agrees that after giving effect to this Agreement there is no Default nor Event of Default in existence, nor would a Default nor an Event of Default be caused by this Agreement or the implementation of the matters reflected herein.

        3.2   Except as specifically modified by this Agreement, the terms and provisions of the Credit Agreement are ratified and confirmed by the parties hereto and remain in full force and effect.

        3.3   The parties hereto acknowledge that for the purposes of the Credit Agreement, this Agreement is a Loan Document and, upon effectiveness of this Agreement, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof", "therein" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Agreement.

        Section 4.    Fees; Expenses.    The Borrowers agree to pay to the Administrative Agent for the ratable benefit of each of the Lenders executing and delivering this Agreement a non-refundable one time amendment fee of 0.235% of the Commitment of each such Lender and such other fees as may be mutually agreed upon. The Borrowers shall reimburse the Administrative Agent upon demand for all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and any other agreements and documents executed and delivered in connection herewith.

        Section 5.    Acknowledgments.

  5.1
  (a)    Each Borrower agrees that the outstanding obligations of such Borrower to the Administrative Agent and each of the Lenders as evidenced by or otherwise arising under the

    Credit Agreement and the other Loan Documents, except as otherwise expressly modified in this Agreement, are, by such Borrower's execution of this Agreement, ratified and confirmed in all respects. Each Security Document to which such Borrower is a party and all security interests and Liens granted thereunder shall continue in full force and effect and is and shall continue to be applicable to all of the Obligations and to this Agreement.

  (b)
  Each Borrower acknowledges and agrees that, as of the date hereof: (i) the Borrower has no claim or cause of action against any of the Lenders or the Administrative Agent (or any of their directors, officers, employees, attorneys or agents) arising out of or in connection with the Credit Agreement or any instrument, document or agreement entered into in connection therewith; (ii) the Borrower has no offset rights, counterclaims or defenses of any kind against any of their obligations, indebtedness or liabilities to any of the Lenders or the Agent arising out of or in connection with the Credit Agreement or any instrument, document or agreement entered into in connection therewith; and (iii) each Lender and the Administrative Agent have heretofore properly performed and satisfied in a timely manner all of their obligations to the Borrowers arising out of or in connection with the Credit Agreement or any instrument, document or agreement entered into in connection therewith.

        5.2   Each Borrower ratifies and confirms the grant of the security interest in and the Lien on the Collateral contained in the Loan Documents to which each is a party which were executed in connection with the Credit Agreement.

        5.3   For the avoidance of doubt, each party hereto hereby confirms, as of the date hereof, that (i) the $20,000,000 obligation pledged in connection with the IPS Corporation 11.25% Senior Subordinated Unsecured Notes program qualifies as a Specified Financial Asset that may be treated as a Rule 144A private placed Debt Security (regardless of whether it has registration rights), and (ii) any obligation within the Eligible MBS Portfolio may constitute a Specified Financial Asset (with the determination of whether it is a Tranche A Specified Financial Asset or Tranche B Specified Financial Asset to be made in accordance with the definitions of those terms, as amended hereby).

        Section 6.    Representations of the Borrower.

        After giving effect to this Agreement, each Borrower reaffirms and restates the representations and warranties set forth in Article V of the Credit Agreement (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date. Each Borrower represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent that:

        6.1   It has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

        6.2   No consent of any Person (including, without limitation, shareholders or creditors of the Borrowers), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Agreement;

        6.3   This Agreement has been duly executed and delivered on behalf of each Borrower by a duly authorized officer, and constitutes a legal, valid and binding obligation of the Borrowers enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity; and

        6.4   The execution, delivery and performance of this Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of the Borrowers.

        6.5   Since September 30, 2007, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

        Section 7.    Successors and Assigns.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        Section 8.    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

        Section 9.    Effect.    Except as expressly stated herein, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

        Section 10.    Counterparts; Integration.    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Second Amended and Restated Credit Agreement to be duly executed as of the date first above written.

KKR FINANCIAL HOLDINGS LLC
By:	/s/ Jeffery L. Power Name: Jeffery L. Power Title: Authorized Signatory
KKR FINANCIAL HOLDINGS II, LLC
By:	/s/ Jeffery L. Power Name: Jeffery L. Power Title: Authorized Signatory
KKR FINANCIAL HOLDINGS III, LLC
By:	/s/ Jeffery L. Power Name: Jeffery L. Power Title: Authorized Signatory
KKR FINANCIAL HOLDINGS, INC.
By:	/s/ Jeffery L. Power Name: Jeffery L. Power Title: Authorized Signatory

KKR FINANCIAL HOLDINGS, LTD.
By:	/s/ Andrew J. Sossen Name: Andrew J. Sossen Title: Authorized Signatory
KKR FINANCIAL CORP.
By:	/s/ Andrew J. Sossen Name: Andrew J. Sossen Title: Authorized Signatory
KKR TRS HOLDINGS, INC.
By:	/s/ Andrew J. Sossen Name: Andrew J. Sossen Title: Authorized Signatory
KKR TRS HOLDINGS, LTD.
By:	/s/ Andrew J. Sossen Name: Andrew J. Sossen Title: Authorized Signatory

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Paula Laesch Name: Paula Laesch Title: Vice President

BANK OF AMERICA, N.A., as a Lender, and Swingline Lender
By:	/s/ Paula Laesch Name: Paula Laesch Title: Vice President

CITICORP NORTH AMERICA, INC., as a Lender
By:	/s/ Robert B. Goldstein Name: Robert B. Goldstein Title: Managing Director/Senior Credit Officer
CITICORP NORTH AMERICA, INC., as Syndication Agent
By:	/s/ Robert B. Goldstein Name: Robert B. Goldstein Title: Managing Director/Senior Credit Officer

JPMORGAN CHASE BANK, N.A., as a Syndication Agent and a Lender
By:	/s/ Richard J. Poworoznek Name: Richard J. Poworoznek Title: Executive Direct

THE BANK OF NOVA SCOTIA, as a Lender
By:	/s/ David Mahmood Name: David Mahmood Title: Director

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ Ian Nalitt Name: Ian Nalitt Title: Vice President
By:	/s/ James Neira Name: James Neira Title: Associate

GOLDMAN SACHS & CO., INC., as a Lender
By:	/s/ David J. Rosenblum Name: David J. Rosenblum Title: Managing Director

ROYAL BANK OF CANADA, as a Lender
By:	/s/ Howard Lee Name: Howard Lee Title: Authorized Signatory

FORTIS CAPITAL CORP., as a Lender
By:	/s/ Shane Klein Name: Shane Klein Title: Senior Vice President
By:	/s/ Alan Krouk Name: Alan Krouk Title: Managing Director

MIZUHO CORPORATE BANK, LTD., as a Lender
By:	/s/ James R. Fayen Name: James R. Fayen Title: Deputy General Manager

MORGAN STANLEY BANK, as a Lender
By:	/s/ Daniel Twenge Name: Daniel Twenge Title: Authorized Signatory

SUMITOMO MITSUI BANKING, as a Lender
By:	/s/ Leo E. Pagarigan Name: Leo E. Pagarigan Title: General Manager

CHANG HWA COMMERCIAL BANK LTD., as a Lender
By:	Jim C.Y. Chen Name: Jim C.Y. Chen Title: VP & General Manager

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  Exhibit 10.16
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT